Execution Version CREDIT AGREEMENT dated as of February 23, 2021, between ALTERA SHUTTLE TANKERS L.L.C., as Borrower, THE LENDERS FROM TIME TO TIME PARTY HERETO, and BROOKFIELD TK LOAN 2 L.P. as Administrative Agent

- i - TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .........................................................................................................1 Section 1.01 Defined Terms .............................................................................................1 Section 1.02 Terms Generally.........................................................................................17 Section 1.03 Accounting Terms; IFRS ...........................................................................17 Section 1.04 Effectuation of Transactions ......................................................................18 ARTICLE II THE CREDITS .....................................................................................................18 Section 2.01 Commitment ..............................................................................................18 Section 2.02 Loans and Borrowings ...............................................................................18 Section 2.03 Requests for Borrowings............................................................................18 Section 2.04 Funding of Borrowings ..............................................................................19 Section 2.05 [Reserved] ..................................................................................................19 Section 2.06 Reduction and Termination of Commitments............................................19 Section 2.07 Repayment of Loans; Evidence of Debt ....................................................19 Section 2.08 [Reserved]. ................................................. Error! Bookmark not defined. Section 2.09 Prepayment of Revolving Loans ................................................................20 Section 2.10 Fees ............................................................................................................21 Section 2.11 Interest........................................................................................................21 Section 2.12 [Reserved] ..................................................................................................21 Section 2.13 Increased Costs ..........................................................................................21 Section 2.14 [Reserved] .................................................................................................22 Section 2.15 Taxes ..........................................................................................................22 Section 2.16 Payments Generally ...................................................................................24 ARTICLE III REPRESENTATIONS AND WARRANTIES .................................................25 Section 3.01 Status ..........................................................................................................25 Section 3.02 Power and Authority ..................................................................................25 Section 3.03 Valid, Binding and Enforceable Obligations .............................................25 Section 3.04 No Conflict with Other Obligations ...........................................................25 Section 3.05 No Event of Default ...................................................................................25 Section 3.06 Litigation ....................................................................................................25 Section 3.07 Compliance with Laws and Agreements ...................................................26 Section 3.08 Investment Company Status ......................................................................26 Section 3.09 Taxes ..........................................................................................................26 Section 3.10 Authorizations and Consents .....................................................................27 Section 3.11 Financial Reports .......................................................................................27 Section 3.12 [Reserved] ..................................................................................................27 Section 3.13 Environmental Matters...............................................................................27 Section 3.14 Federal Reserve Regulations......................................................................27 Section 3.15 Solvency .....................................................................................................27 Section 3.16 No Material Adverse Effect .......................................................................28 Section 3.17 Use of Proceeds..........................................................................................28 Section 3.18 No Misleading Information........................................................................28

- ii - Section 3.19 No Withholding .........................................................................................28 Section 3.20 Parri Passu Ranking ...................................................................................28 Section 3.21 Security ......................................................................................................28 ARTICLE IV CONDITIONS .....................................................................................................28 Section 4.01 Effective Date ............................................................................................28 Section 4.02 Each Credit Event ......................................................................................30 ARTICLE V AFFIRMATIVE COVENANTS ..........................................................................31 Section 5.01 Financial Reports .......................................................................................31 Section 5.02 Information: Miscellaneous .......................................................................31 Section 5.03 [Reserved]. .................................................................................................32 Section 5.04 [Reserved] .................................................. Error! Bookmark not defined. Section 5.05 Authorization .............................................................................................32 Section 5.06 Taxation .....................................................................................................32 Section 5.07 Environmental Matters and Environmental Claims. ..................................32 Section 5.08 Insurances ..................................................................................................32 Section 5.09 [Reserved] ..................................................................................................32 Section 5.10 Compliance with Laws ..............................................................................32 Section 5.11 Use of Proceeds..........................................................................................33 Section 5.12 Financial Covenants and Covenant Cure. ..................................................33 ARTICLE VI NEGATIVE COVENANTS ...............................................................................33 Section 6.01 Indebtedness ...............................................................................................33 Section 6.02 Negative Pledge .........................................................................................34 Section 6.03 Merger; Change of Business ......................................................................34 Section 6.04 Financial Support .......................................................................................34 Section 6.05 Dispositions................................................................................................34 Section 6.06 Change in Nature of Business ....................................................................34 Section 6.07 Related Party Transactions ........................................................................34 Section 6.08 Distributions ...............................................................................................34 Section 6.09 [Reserved] ..................................................................................................35 Section 6.10 Subsidiary Distributions.............................................................................35 ARTICLE VII EVENTS OF DEFAULT ...................................................................................35 ARTICLE VIII THE ADMINISTRATIVE AGENT ...............................................................38 ARTICLE IX MISCELLANEOUS ............................................................................................41 Section 9.01 Notices .......................................................................................................41 Section 9.02 Waivers; Amendments ...............................................................................42 Section 9.03 Expenses; Indemnity; Damage Waiver ......................................................43 Section 9.04 Successors and Assigns..............................................................................44 Section 9.05 Survival ......................................................................................................45 Section 9.06 Counterparts; Integration; Effectiveness ....................................................46 Section 9.07 Severability ................................................................................................46 Section 9.08 Right of Setoff............................................................................................46

Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	46
Section 9.10	WAIVER OF JURY TRIAL	47
Section 9.11	Headings	47
Section 9.12	Confidentiality	47
Section 9.13	Violation of Law	48
Section 9.14	USA Patriot Act Notice	48
Section 9.15	Judgment Currency	48

SCHEDULE:

Schedule 2.01(a) — Commitments

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Borrowing Request
ExhibitC — Form of Compliance Certificate
ExhibitD — Form of Solvency Certificate
ExhibitE — Form of Secretary's Certificate
ExhibitF — Form of Effective Date Certificate

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CREDIT AGREEMENT dated as of February 23, 2021, between ALTERA SHUTTLE TANKERS L.L.C., a Republic of the Marshall Islands limited liability company (the “Borrower” or the “Company”, as applicable), BROOKFIELD TK LOAN 2 L.P. (“Lender”), each other person from time to time party hereto as a lender (each, a “Lender” and collectively the “Lenders”) and BROOKFIELD TK LOAN 2 L.P., a Bermuda limited partnership as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Borrower, the Administrative Agent and the Lenders have agreed to enter into this Agreement to provide for, among other things, an extension of credit in the form of Commitments (as defined below) from the Lenders to the Borrower in an aggregate principal amount of up to USD 70,000,000. The parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “Adjusted LIBOR Rate” means the London interbank offered rate for eurodollar deposits for a period equal to the applicable interest period appearing on the Reuters Screen LIBOR01 Page or such other screen as may be determined at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such interest period, adjusted for statutory reserve requirements for eurocurrency liabilities. At no time shall the Adjusted LIBOR Rate be less than 0.00%. “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified and, for certainty, in the case of Brookfield includes any Controlled Investment Affiliate. “Agreement” means this Credit Agreement, as modified, amended or restated from time to time. “Agreement Currency” has the meaning assigned to such term in Section 9.15(b). “Altera Group” means Altera Infrastructure L.P. and its Subsidiaries, other than the Group. “Annual Financial Statements” means the audited unconsolidated and consolidated annual financial statements of the Borrower for any financial year, prepared in accordance with IFRS, such financial statements to include a profit and loss account, balance sheet, cash flow statement and report of the board of directors. “Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act (the “TCPA”), the UK Bribery Act of 2010, the Brazilian Anti-Corruption Act (Law No. 12,846 of August 1, 2013

2 ruled by Decree No. 8420, of March 18, 2015) or the Brazilian Improbity Law (Law No. 8,429 of June 2, 1992), the Canadian Corruption of Foreign Public Officials Act (S.C. 1998 c. 34, as amended June 19, 2013), sections 387 - 389 of the Norwegian Criminal Act of May 20, 2005 or sections 276a - 276c of the Norwegian Criminal Act of 22 May 1902 or any other applicable anti- bribery or anti-corruption law under any applicable jurisdictions. “Applicable Creditor” has the meaning assigned to such term in Section 9.15(b). “Applicable Rate” means, for any day with respect to any Revolving Loan, the Adjusted LIBOR Rate plus 5.00% per annum. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) the Lenders, (b) an Affiliate of the Lenders or (c) an entity or an Affiliate of an entity that administers or manages the Lenders. “Assignment and Assumption” means an assignment and assumption entered into by the Lenders and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Lenders, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower. “Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration. “Availability Period” means the period from and including the Effective Date to but excluding the earlier of (x) the date that is one month prior to the Maturity Date and (y) the date of termination of all of the Commitments. “Available Facility Amount” means, at any time with respect to the Facility and the Revolving Loans made by the Lenders thereunder, the positive difference (if any) between (a) USD 70,000,000.00 and (b) the Revolving Exposure at such time. “Balance Sheet Date” has the meaning assigned to such term in Section 3.04. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrowing Request” means a request by the Borrower for a borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent. “Brookfield” means Brookfield Business Partners L.P.

3 “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Oslo are authorized or required by law to remain closed. “Change of Control” means: (i) in relation to Altera Infrastructure L.P.: (A) at a time when all management powers over the business and affairs of Altera Infrastructure L.P. are vested in a general partner: a. (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing) and (ii) any GP Group of which any of the foregoing are members (so long as, with respect to this clause (iii), those Persons referred to in clauses (i) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Altera Infrastructure GP L.L.C. held by such GP Group), cease to own, collectively, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Altera Infrastructure GP L.L.C.; or b. Altera Infrastructure GP L.L.C. ceases to be the general partner of Altera Infrastructure L.P. (B) at a time when all management powers of the business and affairs of Altera Infrastructure L.P. becomes vested in a board of directors of Altera Infrastructure L.P.: (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing) and (ii) any GP Group of which any of the foregoing are members (so long as, with respect to this clause (ii), those Persons referred to in clauses (i) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Altera Infrastructure L.P. held by such GP Group), cease to be the holder, collectively, directly or indirectly, of (A) a minimum of fifty point one per cent (50.1%) of the voting rights to elect the members of that board of directors or (B) of the voting rights to elect a minimum of fifty point one per cent (50.1%) of that board of directors and where for purposes of this definition only:

4 “GP Group” means, two or more Persons who agree to act together, through partnership, limited partnership, syndicate or other group or arrangement, which partnership, limited partnership, syndicate or other group or arrangement acquires, holds, votes or disposes of securities of Altera Infrastructure GP L.L.C. or Altera Infrastructure L.P., as applicable. “Controlled Investment Affiliate” means with respect to Brookfield, any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (i) is organized by Brookfield. or any person that controls, is controlled by or is under common control with Brookfield for the purpose of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with Brookfield. For the purposes hereof, “control”, “controlled” or “controlling” shall mean possession of the power to direct or cause the direction of, the management, policies and day-to-day operations of a person, whether by contract or voting of securities; and (ii) in relation to the Borrower, where Altera Infrastructure Partners L.P. ceases to own, directly or indirectly, a minimum of fifty point one per cent (50.1%) of the voting rights in the Borrower; or (iii) any “change of control” or equivalent term as defined under any other funded Financial Indebtedness of the Borrower (or other funded Financial Indebtedness which the Borrower guarantees) occurs, in each case, where such funded Financial Indebtedness has a principal amount in excess of $25,000,000 (or the equivalent thereof in any other currency); in each case, unless the Borrower has requested the prior written consent of the Administrative Agent (acting on the instructions of the Lenders) to a change of control and the Administrative Agent (acting on the instructions of the Lenders) has consented to such request. “Code” means the Internal Revenue Code of 1986, as amended. “Commitment” means with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of the Available Facility Amount hereunder, as such commitment may be reduced from time to time subject to the terms and conditions contained herein. The amount of each Lender’s Commitment is set forth on Schedule 2.01(a). The aggregate amount of the Lenders’ Commitment on the Effective Date is USD 70,000,000.

5 “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Compliance Certificate” means a Compliance Certificate in the form of Exhibit C or any other form reasonably acceptable to the Administrative Agent and Borrower. “Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding. “Control” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Controlled Investment Affiliate” shall mean, with respect to Brookfield, any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (a) is organized by Brookfield or any Affiliate of Brookfield for the purpose of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with Brookfield. “Cure Amount” has the meaning given to it in Section 5.12. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Designated Persons” means any Person or entity listed on a Sanctions-related list. “Distribution” means, with respect to any Person, any (i) payment of dividends or distributions on the Equity Interests of such Person, (ii) repurchase by such Person of such Person’s Equity Interests, (iii) redemption of share capital or other restricted equity with repayment to shareholders, (iv) any other similar distribution or transfers of value to the direct and indirect shareholders of any Group Company or the Affiliates of such direct and indirect shareholders or (v) any payment of interest, principal, fees or other payment in respect of any Shareholder Loan to the extent such payment is made in cash. “dollars” or “$” or “USD” refers to lawful money of the United States of America. “Effective Date” means February 23, 2021. “Eligible Assignee” means (a) each Lender, (b) an Affiliate of the Lenders, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural Person. “Environmental Approvals” means any present or future permit, license, approval, ruling, variance, exemption or other authorization required under the applicable Environmental Laws.

6 “Environmental Claim” means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders or demands pursuant to any Environmental Laws or Environmental Approvals. “Environmental Laws” means any present and future laws, regulations, treaties and conventions of any applicable jurisdiction which: (a) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment; (b) relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material; (c) provide remedies or compensation for harm or damage to the environment; or (d) relate to Environmentally Sensitive Materials or health or safety matters. “Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. “Equity Interests” means shares of capital stock (including any preferred stock), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Financial Indebtedness that is convertible into any such Equity Interests). “Events of Default” has the meaning set forth in Article VII. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction (i) as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or (ii) as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document) and (b) any Taxes attributable to any Lender’s failure to comply with Section 2.15(e). “Facility” shall mean the commitment utilized in making Revolving Loans hereunder, it being understood that, as of the Effective Date there is one Facility (i.e. the Commitment established and any extension of credit on the Effective Date) and thereafter, the term “Facility” may include any other extensions of credit hereunder. “Financial Covenants” has the meaning set forth in Section 5.12(a). “Financial Indebtedness” means any Indebtedness for or in respect of, without double counting:

7 (b) moneys borrowed (and debit balances at banks or other financial institutions); (c) any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent; (d) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease (meaning that the lease is capitalized as an asset and booked as a corresponding liability in the balance sheet); (f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis provided that the requirements for de-recognition under IFRS are met); (g) any derivative transaction entered into and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a person which is not a Group Company which liability would fall within one of the other paragraphs of this definition; (i) any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the Borrower) before the Maturity Date or are otherwise classified as borrowings under IFRS; (j) any amount of any liability under an advance or deferred purchase agreement, if (a) the primary reason behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 120 calendar days after the date of supply; (k) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as borrowings under IFRS, excluding any amount raised by the issue of redeemable shares unless redeemable (other than at the option of the issuer) before the Maturity Date and classified as borrowings under IFRS; and (l) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (a) to (j) above. “Financial Officer” means, with respect to any Person, the chief financial officer, president, principal accounting officer, treasurer, assistant treasurer, controller or directors of such Person.

8 “Financial Reports” means the Annual Financial Statements and the Interim Accounts. “Financial Support” means any loans, guarantees, Security or other financial assistance (whether actual or contingent). “Foreign Lender” means a Lender that is not a U.S. Person. “Free Liquidity” means cash, cash equivalents and marketable securities of maturities less than six (6) months to which members of the Group shall have free, immediate and direct access each as reflected in the Borrower's most recent quarterly management accounts forming part of the Borrower's accounts. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Group” means the Borrower and its Subsidiaries from time to time. “Group Company” means any person which is a member of the Group. “Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold. “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time. “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Insolvent” means that a Person: (a) is unable or admits its inability to pay its debts as they fall due; (b) suspends making payments on any of its debts generally; or (c) is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its center of main interest as

9 such term is understood pursuant to Council Regulation (EC) no. 1346/2000 on insolvency proceedings (as amended); or (d) has an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Person or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) has a receiver, trustee, custodian, sequestrator, conservator or similar official appointed for a substantial part of such Person’s assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (e) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) above, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) makes a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of such Person (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to above in this clause (e) or clause (d) above. “Interest Payment Date” means with respect to any Revolving Loan, (i) the last Business Day of the Interest Period applicable to the borrowing of which such Revolving Loan is a part and (ii) the Maturity Date. “Interest Period” means the period commencing on the date of any borrowing of Revolving Loans hereunder and ending on the last day in the calendar month that is one, two, three or six months (or, to the extent agreed to by the Administrative Agent, a shorter period than one month) thereafter, as the Borrower may elect in consultation with the Administrative Agent; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) in respect of any borrowing of Revolving Loans, the Borrower may elect to have the first Interest Period in respect of such borrowing end on the last Business Day of the calendar month of such borrowing. For purposes hereof the date of a borrowing initially shall be the date on which such borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing. “Interim Accounts” means the unaudited unconsolidated and consolidated quarterly financial statements of the Borrower for the quarterly period ending on each Quarter Date, prepared in accordance with IFRS, such financial statements to include a profit and loss account, balance sheet, cash flow statement and management report.

10 “IRS” means the United States Internal Revenue Service. “Judgment Currency” has the meaning assigned to such term in Section 9.15(b). “Lender” has the meaning set forth in the introductory paragraph hereto. “Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due. “Loan Documents” means this Agreement and any certificates, documents or notices that shall be executed and delivered by Borrower in connection with this Agreement. “Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (A) changes in or conditions generally affecting the industry in which the Borrower and its Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (C) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man- made disaster, or any escalation or worsening of any of the foregoing, (D) natural disaster or (E) any change in applicable law or IFRS (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board; (F) any failure of the Borrower or any of its Subsidiaries to meet any external or published budgets, projections or forecasts of financial performance for any period; provided that the exceptions in (F) shall not prevent or otherwise affect a determination that any circumstance, development, effect, change, event, occurrence or state of facts underlying such failure, decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of the definition) has resulted in, or contributed to a Material Adverse Effect, (G) the taking of any specific action expressly required by this Agreement or taken with the Lenders’ written consent or (H) the announcement or pendency (but, for the avoidance of doubt, not the consummation) of the Transactions, provided that the exceptions in clauses (A), (B), (C) and (D) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a materially disproportionate impact on the Borrower and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Borrower and its Subsidiaries operate, (2) the ability of the Borrower to perform and comply with its obligations under any of the Loan Documents or (3) the validity or enforceability of any of the Loan Documents. “Maturity Date” means February 17, 2022. “Net Debt” means Total Debt less Free Liquidity.

11 “Net Debt to Total Capitalization Ratio” means the ratio of Net Debt to Total Capitalization. “Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) actually received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by Borrower and the Subsidiaries to Persons that are not Affiliates of Borrower or any Subsidiary, (ii) the principal amount of any Financial Indebtedness that is secured by Security on the asset that is the subject of such event that is required to be repaid in connection therewith, together with any applicable premium, penalty, interest and breakage costs, (iii) the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or its Subsidiaries, (iv) any funded escrow established pursuant to the documents evidencing any such event to secure any indemnification obligations or adjustments to the purchase price associated with any such event and (v) the amount of all taxes incurred and required to be paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with IFRS to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by Borrower). “Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and by-laws or other organizational or governing documents of such Person (including any limited liability company or operating agreement). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a

12 Lender if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)). “Permitted Distribution” means any Distribution by: (a) a Group Company, if such Distribution is made to another Group Company; (b) the Borrower, if, at any relevant time, the Borrower would be in compliance with the Financial Covenants but without having to include any Cure Amount at the time of making the relevant calculation; provided that the Borrower shall not pay any dividends or make any other Distributions to its shareholders whilst an Event of Default has occurred and is continuing, unremedied and unwaived; and (c) a Group Company consisting of in-kind distributions, Equity Interests splits or other fractional Equity Interest distributions. “Permitted Financial Indebtedness” means any Financial Indebtedness arising or incurred: (a) pursuant to the Loan Documents; (b) under the ShuttleCo Financing Documents; (c) pursuant to any Shareholder Loans; (d) without duplication of clause (b) above, under any Secured Debt; (e) under any hedging of interest rates or currency fluctuations in the ordinary course of business and on a non-speculative basis; (f) any Financial Indebtedness constituting Permitted Financial Support or Permitted Security; (g) under any pension or tax liabilities in the ordinary course of business; (h) under any intra group loan between Group Companies; (i) by the Borrower, which is unsecured and not guaranteed by any Group Company and which matures no earlier than 6 months after the Maturity Date;

13 (j) by any Group Company in the form of operating or capital leases for the financing or refinancing of vessels in the ordinary course of business; or (k) not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed an aggregate amount of USD 100,000,000 (or the equivalent in other currencies) at any time. “Permitted Financial Support” means any guarantee, loan or other financial support: (a) granted under or with respect to Permitted Financial Indebtedness described in paragraphs (d), (e), (h) and (j) of that definition; (b) constituting Permitted Financial Indebtedness or Permitted Security; (c) granted through the endorsement of negotiable instruments in the ordinary course of trade; (d) by way of any Financial Indebtedness or loan made or credit extended by any Group Company to its customers in the ordinary course of trading; (e) arising under a trade credit or guarantee issued in respect of a liability incurred by another Group Company in the ordinary course of business; (f) for any rental obligations in respect of any real property leased by a Group Company in the ordinary course of business and on normal commercial terms; or (g) not otherwise permitted above which does not exceed $50,000,000 (or the equivalent in other currencies). “Permitted Holders” means Brookfield and its Affiliates and institutional partners from time to time. “Permitted Security” means: (a) any Security, including cash collateral to secure obligations under the Loan Documents; (b) any Security arising by operation of law and in the ordinary course of trading, provided that if such Security has arisen as a result of any default or omission by any member of the Group it shall not subsist for a period of more than 30 calendar days; (c) any cash pooling, netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Group Companies;

14 (d) any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect (including capital or finance leases) in respect of assets or goods supplied to a Group Company in the ordinary course of business and not arising as a result of a default or omission by any Group Company that is continuing for a period of more than 30 calendar days; (e) any right of set-off arising under contracts entered into by Group Companies in the ordinary course of their day-to-day business; (f) any Security arising over any bank accounts or custody accounts or other clearing banking facilities held with any bank or financial institution under the standard terms and conditions of such bank or financial institution; (g) payments into court or any Security arising under any court order or injunction or as security for costs arising in connection with any litigation or court proceedings being contested by any Group Company in good faith (which do not otherwise constitute or give rise to an Event of Default); (h) any Security securing Financial Indebtedness which constitutes Permitted Financial Indebtedness under paragraphs (d), (e) and (j); of that definition; and (i) not permitted by the preceding paragraphs which does not secure an aggregate amount in excess of USD 25,000,000 (or the equivalent in other currencies) at any time. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Prepayment Event” means: (a) the incurrence by Borrower or any Subsidiary of any Financial Indebtedness, other than any Financial Indebtedness permitted to be incurred by Section 6.01; or (b) with respect to any drawn amounts under a Revolving Loan, the occurrence of any event referred to in Section 2.06 (i). “Quarter Date” means each 31 March, 30 June, 30 September and 31 December in each year. “Recipient” means any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

15 “Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement. “Revolving Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “Revolving Exposure” shall mean, at any time the aggregate principal amount of the Revolving Loans then outstanding. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “Secured Debt” means any Financial Indebtedness incurred by any Group Company and which is secured by Security over one or more vessels owned by any Group Company. “Securities Act” means the United States Securities Act of 1933. “Security” means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Shareholder Loan” means any shareholder loan granted or to be granted to the Borrower, including a subordination statement to ensure that (i) such loan is fully subordinated to the Revolving Loans, and (ii) any repayment of principal, or payment of interest under, any such loan is subject to all present and future obligations and liabilities under this Agreement and any other Loan Document having been discharged in full, provided in each case that any payment under Shareholder Loans is permitted to the extent qualifying as a Permitted Distribution. “ShuttleCo Credit Agreement” means the $450,000,000 Secured Revolving Credit Facility Agreement, dated as of May 23, 2019, by and among Altera Shuttle Tankers L.L.C., (formerly Teekay Shuttle Tankers L.L.C.), the Lenders party thereto, Nordea Bank Abp, filial i Norge, as agent for the Lenders, and certain other parties thereto, as amended or otherwise modified from time to time.

16 “ShuttleCo Financing Documents” means, collectively, the (i) ShuttleCo Credit Agreement, (ii). ShuttleCo Term Loan Credit Agreement, (iii) ShuttleCo Green Bonds and (iv) the ShuttleCo Senior Unsecured Bonds. “ShuttleCo Green Bonds” means those 7,125% Senior Unsecured Green $200,000,000 Bonds due 2024 dated as of October 16, 2019, by and among Altera Shuttle Tankers L.L.C., (formerly Teekay Shuttle Tankers L.L.C.), the holders party thereto, Nordic Trustee ASA, as Bond Trustee, and certain other parties thereto, as amended or otherwise modified from time to time. “ShuttleCo Senior Unsecured Bonds” means those 7,125% Senior Unsecured $250,000,000 Bonds due 2022 dated as of August 9, 2017, by and among Altera Shuttle Tankers L.L.C., (formerly Teekay Shuttle Tankers L.L.C.), the holders party thereto, Nordic Trustee ASA, as Bond Trustee, and certain other parties thereto, as amended or otherwise modified from time to time. “ShuttleCo Term Loan Credit Agreement” means the $413,750,000 Secured Term Loan Credit Facility Agreement, dated as of April 2, 2019, by and among Altera Shuttle Tankers L.L.C., (formerly Teekay Shuttle Tankers L.L.C.), the Lenders party thereto, ABN AMRO Capital USA LLC, as agent for the Lenders, and certain other parties thereto, as amended or otherwise modified from time to time. “subsidiary” means, with respect to any Person at any date, any other Person which is controlled, directly or indirectly, by the first-mentioned Person; or more than 50% the voting issued Equity Interests of which are beneficially owned, directly or indirectly, by the first- mentioned Person, company or corporation; and, for these, purposes, a company or corporation shall be treated as being controlled by another Person, company or corporation if that other company or corporation is able to direct its management and/or to control the composition of its board of directors or equivalent body. “Subsidiary” means any direct or indirect subsidiary of the Borrower. “Tax and Claims Register” means the tax and legal claims register for the fiscal quarter of the Borrower ending December 31, 2020, as delivered to the Administrative Agent on February 22, 2021. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Total Capitalization” means the aggregate of (a) Total Debt and (b) the amount of equity and preferred equity, each in accordance with IFRS, as shown on the consolidated balance sheet of the Borrower from time to time. “Total Debt” means the aggregate of: (a) the amount calculated in accordance with IFRS shown as each of "long term debt", "short term debt" and "current portion of long term debt" on the latest consolidated balance sheet of the Borrower; and

17 (b) the amount of any liability in respect of any lease or hire purchase contract entered into by the Borrower or any of its Subsidiaries which would, in accordance with IFRS, be treated as a finance or capital lease (excluding any amounts applicable to leases to the extent that the lease obligations are secured by a security deposit which is held on the balance sheet under "restricted cash"). “Transactions” means the (a) execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Revolving Loans and the use of the proceeds thereof and (b) the payment of all fees, commissions, costs and expenses in connection with the foregoing. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons must comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Section 1.03 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with IFRS as in effect from time to time; provided that if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring

18 after the Effective Date in IFRS or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that Borrower, on the one hand, and the Administrative Agent, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in IFRS. Section 1.04 Effectuation of Transactions. All references herein to Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions occurring on or prior to the Effective Date, unless the context otherwise requires. ARTICLE II THE CREDITS Section 2.01 Commitment. (a) Subject to the terms and conditions set forth herein, each Lender having a Commitment severally, but not jointly, agrees to make loans to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not to exceed its Commitment set forth on Schedule 2.01(a) hereto; provided that, subject to Section 2.11, the Revolving Exposure does not exceed $70,000,000.00 at any time during the Availability Period. Amounts borrowed hereunder that are repaid or prepaid may be reborrowed. (b) [Reserved]. Section 2.02 Loans and Borrowings. (a) Commencing on the Effective Date, and subject to the satisfaction of the conditions set forth herein, each Lender will be committed severally, but not jointly, to make available the Revolving Loans under the Facility to the Borrower in accordance with their respective Commitment. (b) Each borrowing of Revolving Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or such other amount as reasonably agreed to by the Lenders). Subject to (i) the satisfaction of the conditions specified in Article IV and (ii) availability under the Available Facility Amount, Revolving Loans will be available as of the Effective Date of this Agreement and may be drawn until one calendar month prior to the Maturity Date. Section 2.03 Requests for Borrowings. To request a borrowing, the Borrower shall notify the Administrative Agent of such request either in (a) writing (delivered by hand or email) or (b) by telephone not later than 12:00 p.m., New York City time, at least three (3) Business Days prior to the date of such borrowing, or such shorter period of time as agreed to by the Administrative Agent, provided that the Administrative Agent shall not agree to a period of less than three (3)

19 Business Days without the consent of each Lender. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of such borrowing; (ii) the date of such borrowing, which shall be a Business Day; and (iii) the location and number of the account of the Borrower to which funds are to be disbursed. Section 2.04 Funding of Borrowings. Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Borrower specified by the Borrower in the applicable Borrowing Request and shall make available to the Borrower any applicable federal reference number in connection therewith. Section 2.05 [Reserved]. Section 2.06 Reduction and Termination of Commitments. Unless previously terminated, the Commitments shall terminate, at the election of the Lenders (in their sole reasonable discretion), upon the earlier of (i) upon an Event of Default pursuant to Article VII that is continuing and (x) unremedied by the Borrower after the expiration of any applicable cure period or (y) not waived by the Lenders (in their sole reasonable discretion) and (ii) the date that is one month prior to the Maturity Date. Section 2.07 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender when due pursuant to this Agreement and the other Loan Documents the then unpaid principal amount of each Revolving Loan of each Lender. (b) [Reserved], (c) The entries made by the Administrative Agent in its accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. (d) A Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by a Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

20 Section 2.08 Repayment of Revolving Loans at Maturity. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the then unpaid principal amount of each Revolving Loan on the Maturity Date. Section 2.09 Prepayment of Revolving Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any borrowing in whole or in part, subject to the requirements of this Section. (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Borrower or any Subsidiary in respect of a Prepayment Event described in clause (a) of the definition of the term “Prepayment Event”, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay borrowings in an amount equal to 100% of such Net Proceeds. (c) In the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” the Borrower shall prepay all outstanding amounts of Revolving Loans under the Facility on the date of any such Prepayment Event. (d) [Reserved]. (e) Prior to any optional or mandatory prepayment of borrowings under this Section, the Borrower shall specify the borrowing or borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. (f) If there is a Change of Control, the Borrower shall promptly notify the Administrative Agent upon becoming aware of that event and if the Administrative Agent, at the direction of the Lenders, so requires, the Administrative Agent, on behalf of the Lenders, shall by no less than 10 days’ notice to the Borrower, declare all outstanding Revolving Loans, together with accrued interest, and all other amounts accrued under the Loan Documents, to be immediately due and payable whereupon all such outstanding amounts will become immediately due and payable. (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic communication, including e-mail) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein if such condition is not satisfied. Each partial prepayment of any borrowing shall be in an amount that would be permitted in the case of an advance of a borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a borrowing shall be applied ratably to the Revolving Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.11.

21 Section 2.10 Fees. (a) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender entitled thereto. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid). Such fees shall be netted against any advances on the Revolving Loans. Section 2.11 Interest. (a) The Revolving Loans shall bear interest at the Applicable Rate. (b) Notwithstanding the foregoing, if any Event of Default has occurred and is ongoing, any principal of or interest on any Revolving Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to in the case of any outstanding principal of any Revolving Loan, 2% per annum plus the rate otherwise applicable to such Revolving Loan as provided in paragraph (a) of this Section. (c) Accrued interest on each Revolving Loan (which shall be accrued through the last day of the prior Interest Period) shall be payable in arrears in cash on each Interest Payment Date for such Revolving Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on written demand and (ii) in the event of any repayment or prepayment of any Revolving Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. (d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Applicable Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.12 [Reserved]. Section 2.13 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, the Lender; (ii) impose on the Lenders any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans made by the Lender; or (iii) subject any Recipient to any Taxes other than any (A) Indemnified Taxes or (B) Taxes described in clauses (a)(ii) and (b) of the definition of Excluded Taxes on or with respect to its loans or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lenders or other Recipient of making, continuing or maintaining any Revolving Loan or of maintaining its obligation to make any such Revolving Loan, or to reduce the amount of any sum received or receivable by the Lenders or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request

22 of the Lenders or other Recipient, the Borrower will pay to the Lenders or other Recipient, as the case may be, such additional amount or amounts as will compensate the Lenders or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. (b) A certificate of the Lenders setting forth the amount or amounts necessary to compensate the Lenders as specified in paragraph (a) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lenders the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Failure or delay on the part of the Lenders to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of the Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof (d) Notwithstanding the above, the Lenders will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.13 at any time if it is not the general practice and policy of the Lenders to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time. Section 2.14 [Reserved]. Section 2.15 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Lenders timely reimburse them, as applicable, for the payment of any Other Taxes.

23 (c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender shall be conclusive absent manifest error. (e) Status of Lender. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding; (B) any Foreign Lender shall deliver to the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed copies of an applicable IRS Form W-8 certifying as to such Foreign Lender’s non-U.S. status.

24 The Lenders agree that if any form or certification previously delivered (including any specific documentation required in this Section 2.15(e)) expires or becomes obsolete or inaccurate in any respect, the applicable Lender shall deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. (f) Treatment of Certain Refunds. If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Section 2.16 Payments Generally. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Lenders; provided that payments pursuant to Sections 2.13, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Lenders shall distribute any such payment received by either of them for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

25 ARTICLE III REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to each of the Lenders as of the date hereof and (by reference to the facts and circumstances then pertaining) on the date of each Borrowing Request, on the date of each borrowing of Revolving Loans and on each Interest Payment Date as follows (except that the representation and warranty contained in Section 3.18 and Section 3.19 shall only be made on the date hereof): Section 3.01 Status. It is a limited liability company, duly formed and validly existing and registered under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted. Section 3.02 Power and Authority. It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and any other Loan Document to which it is a party and the transactions contemplated by those Loan Documents. Section 3.03 Valid, Binding and Enforceable Obligations. This Agreement and each other Loan Document to which it is a party constitutes (or will constitute, when executed by the respective parties thereto) its legal, valid and binding obligations, enforceable in accordance with their respective terms, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against it. Section 3.04 No Conflict with Other Obligations. The entry into and performance by it of this Agreement and any other Loan Document to which it is a party and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or judicial or official order; (ii) its constitutional documents; or (iii) any agreement or instrument which is binding upon it or any of its assets. Section 3.05 No Event of Default. (a) No Event of Default exists or is likely to result from the making of any drawdown under this Agreement or the entry into, the performance of, or any transaction contemplated by, any Loan Document. (b) No other event or circumstance has occurred which constitutes (or with the expiry of any grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is likely to have a Material Adverse Effect. Section 3.06 Litigation. No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, is

26 likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. Section 3.07 Compliance with Laws and Agreements. (a) Borrower has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. (b) No labor disputes are current or (to the best of the Borrower's knowledge and belief) threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect. (c) No Default has occurred and is continuing. (d) Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anticorruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers, directors and employees and to the knowledge of Borrower their respective agents and third party representatives, are in compliance with Anticorruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary nor any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent or third party representative of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anticorruption Laws or applicable Sanctions. Section 3.08 Investment Company Status. The Borrower is not required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.09 Taxes. (a) The Borrower is not (and no other member of the Group is) materially overdue in the filing of any Tax returns and is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax of $5,000,000 (or its equivalent in any other currency) or more, except for Taxes which are being contested on bona fide grounds. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against the Borrower (or any other member of the Group) with respect to Taxes such that a liability of, or claim against, the Borrower or any other member of the Group which would reasonably be expected to have a Material Adverse Effect is reasonably likely to arise, other than as disclosed in the Tax and Claims Register. (c) The Borrower is resident for Tax purposes only in the United Kingdom, unless as otherwise permitted by the Lenders (acting reasonably).

27 Section 3.10 Authorizations and Consents. All authorizations, consents, approvals, resolutions, licenses, exemptions, filings, notarizations or registrations required: (a) to enable it to enter into, exercise its rights and comply with its obligations under this Agreement or any other Loan Document to which it is a party; and (b) to carry on its business as presently conducted and as contemplated by this Agreement, have been obtained or effected and are in full force and effect. Section 3.11 Financial Reports. Its most recent Financial Reports fairly and accurately represent the assets and liabilities and financial condition as at their respective dates, and have been prepared in accordance with IFRS, consistently applied. Section 3.12 [Reserved]. Section 3.13 Environmental Matters. (a) Each member of the Group is in compliance with Section 5.07 and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect. Section 3.14 Federal Reserve Regulations. Neither Borrower nor any Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Revolving Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors. Section 3.15 Solvency. (a) None of the Borrower nor the Group taken as a whole is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of its debts. (b) None of the Borrower nor the Group by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view of rescheduling any of its indebtedness. (c) The value of the assets of the Borrower and the Group taken as a whole is not less than the liabilities of such entity or the Group taken as a whole (as the case may be) taking into account contingent and prospective liabilities.

28 (d) No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of the Borrower or the Group. Section 3.16 No Material Adverse Effect. Since the date of the most recent Financial Reports, there has been no change in its business, assets or financial condition that is likely to have a Material Adverse Effect. Section 3.17 Use of Proceeds. (a) The proceeds of the Revolving Loans will be used solely by the Borrower to (i) provide working capital and liquidity and/or credit support to or for the account of the Borrower and its Subsidiaries or the Altera Group to support the funding or maintenance of the Borrower and/or its Subsidiaries’ existing Financial Indebtedness and other related obligations (such maintenance efforts shall include, without limitation, the Borrower’s and/or its Subsidiaries’ compliance with any applicable financial covenant) and (ii) pay fees (including the fees payable by Borrower under Section 2.10) and expenses incurred in connection with the foregoing. Section 3.18 No Misleading Information. Any factual information provided by it to the Lenders or Administrative Agent for the purposes of the incurrence of the Revolving Loans was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. Section 3.19 No Withholding. The Borrower is not required to make any deduction or withholding from any payment which it may become obliged to make to the Administrative Agent or the Lenders under this Agreement. Section 3.20 Parri Passu Ranking. The Revolving Loans will constitute senior debt obligations of the Borrower. The Revolving Loans will rank at least pari passu with all other obligations of the Borrower other than obligations which are mandatorily preferred by law. The Revolving Loans shall rank ahead of subordinated debt. Section 3.21 Security. No Security exists over any of the present assets of any Group Company in conflict with this Agreement or any other Loan Document. ARTICLE IV CONDITIONS Section 4.01 Effective Date, The obligations of the Lenders to make Revolving Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the Lenders in their sole discretion in accordance with Section 9.02) after giving effect to the initial borrowing: (a) The Administrative Agent shall have received from the Borrower either (i) a counterpart (either originally executed or a PDF) of this Agreement and any other Loan Document signed on behalf of the Borrower or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement or any other Loan Document by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement or any other Loan Document.

29 (b) The Administrative Agent shall have received a copy of (i) each Organizational Document of the Borrower certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and, to the extent such concept exists, incumbency certificates of the Responsible Officers of the Borrower executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of the Borrower approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, in the form of Exhibit E. (c) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Effective Date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an officer of the Borrower familiar with the Borrower’s finances, confirming compliance with the conditions set forth in clauses (c) and (i) of this Section 4.01 in the form of Exhibit F. (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an officer of the Borrower familiar with the Borrower’s finances, as to the solvency of Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions, in the form of Exhibit D. (f) On or prior to the Effective Date, the Borrower shall have obtained all governmental Authorizations and all consents of other Persons in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. (g) Since December 31, 2020, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (h) On the Effective Date, Administrative Agent shall have received evidence that the Borrower has appointed an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship.

30 (i) As of the Effective Date, no event shall have occurred and be continuing or would result from the consummation of this Agreement that would constitute an Event of Default or a Default. (j) The Administrative Agent shall have received such other information and documents as may reasonably be required by Administrative Agent and its counsel. Section 4.02 Each Credit Event. The obligations of the Lenders to make Revolving Loans on the occasion of any borrowing after the Effective Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the Lenders in their sole discretion in accordance with Section 9.02) after giving effect to the requested Revolving Loan: (a) The Administrative Agent shall have received a Borrowing Request. (b) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). (c) The Administrative Agent shall have received a certificate signed by the an officer of the Borrower, confirming compliance with the conditions set forth in clauses (b) and (i) of this Section 4.02, in the form of Exhibit F. (d) The Administrative Agent shall have received a certificate, dated the date of any borrowing under the Facility hereunder and signed by an officer of the Borrower, as to the solvency of Borrower and the Subsidiaries on a pro forma consolidated basis after giving effect to any borrowings under this Agreement on the date of any borrowing under the Facility hereunder and the other transactions contemplated herein to occur on the Effective Date, in the form of Exhibit D. (e) The Lenders shall have received all fees payable by Borrower under Section 2.10, including, to the extent invoiced, payment or reimbursement of all fees and expenses required to be paid or reimbursed by the Borrower under any Loan Document (any such fees and amounts shall be net of the Revolving Loan proceeds received by Borrower upon a borrowing hereunder). (f) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations that are applicable to the Lenders (which shall include, without limitation, incumbency certificates of the Responsible Officers of the Borrower executing the Loan Documents to which it is a party), including the USA Patriot Act, at least three Business Days prior to the date of borrowing under the Facility hereunder. (g) Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Borrower and its Subsidiaries as of the date of the borrowing under the Facility hereunder that are materially inconsistent with the material previously provided to the Administrative Agent for its due diligence review of Borrower and its Subsidiaries.

31 (h) Since the date of the most recent Revolving Loan borrowing, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (i) As of the date of any borrowing of Revolving Loans under the Facility hereunder, no event shall have occurred and be continuing or would result from the consummation of this Agreement that would constitute an Event of Default or a Default. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower covenants and agrees with the Lenders that: Section 5.01 Financial Reports. (a) The Borrower shall prepare Annual Financial Statements in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 120 days after the end of the financial year. (b) The Borrower shall prepare Interim Accounts in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 60 days after the end of the relevant interim period. (c) The Borrower shall supply to the Administrative Agent, in connection with the publication of its Financial Reports pursuant to this Section 5.01, a Compliance Certificate with a copy of the Financial Reports attached thereto. The Compliance Certificate shall be duly signed by a duly authorized person of the Borrower, certifying inter alia that the Financial Reports fairly represent its financial condition as at the date of those financial statements and setting out (in reasonable detail) computations evidencing compliance with Section 5.12 as at such date. (d) The Borrower shall procure that the Financial Reports delivered pursuant to this Section 5.01 are prepared using IFRS consistently applied. Section 5.02 Information: Miscellaneous. The Borrower shall: (a) promptly inform the Administrative Agent in writing of any Event of Default or any event or circumstance which the Borrower understands or could reasonably be expected to understand may lead to an Event of Default and the steps, if any, being taken to remedy it;. (b) send the Administrative Agent copies of any statutory notifications of the Borrower, including but not limited to in connection with mergers, de-mergers and reduction of the Borrower’s share capital or equity; and

32 (c) within a reasonable time, provide such information about the Borrower and the Group’s business, assets and financial condition as the Administrative Agent may reasonably request . Section 5.03 [Reserved]. Section 5.04 [Reserved]. Section 5.05 Authorization. The Borrower shall, and shall procure that each other Group Company will, in all material respects obtain, maintain and comply with the terms of any authorization, approval, license and consent required for the conduct of its business if a failure to do so would have Material Adverse Effect. Section 5.06 Taxation. The Borrower shall, and shall procure that each Subsidiary will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (a) such payment is being contested in good faith; (b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements; and (c) such payment can be lawfully withheld and failure to pay those Taxes does not have and is not reasonably likely to have a Material Adverse Effect. Section 5.07 Environmental Matters and Environmental Claims. The Borrower shall: (i) comply with all applicable Environmental Laws; (ii) obtain, maintain and ensure compliance with all requisite Environmental Approvals; (iii) implement procedures to monitor compliance with and to prevent liability under any Environmental Laws; where failure to do so has or is reasonably likely to have a Material Adverse Effect. (b) The Borrower shall promptly upon becoming aware of the same, inform the Administrative Agent in writing of: (a) any Environmental Claim against any member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. Section 5.08 Insurances. The Borrower shall, and shall procure that each other Group Company will, maintain with financially sound and reputable insurance companies, funds or underwriters customary insurance or captive arrangements with respect to its assets and business against such liabilities, casualties and contingencies and of such types and in such amounts as are consistent with prudent business practice for shipping companies. Section 5.09 [Reserved]. Section 5.10 Compliance with Laws. The Borrower shall, and shall procure that each other Group Company will, comply in all material respects with all laws and regulations to which it may be subject from time to time if a failure to do so would have a Material Adverse Effect.

33 Section 5.11 Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans only for the purposes set forth in Section 3.17. The Borrower will not request any Revolving Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolving Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anticorruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Section 5.12 Financial Covenants and Covenant Cure. (a) The Borrower shall, subject to paragraph (c) below, on a consolidated basis comply with the following financial covenants (the “Financial Covenants”) during the term of this Agreement: (i) Free Liquidity and undrawn committed revolving credit lines available to be drawn by relevant Group Companies (but excluding committed revolving credit lines with less than six months to final maturity or the termination date) at all times to be equal or greater than $35,000,000; (ii) The aggregate of the Free Liquidity and undrawn committed revolving credit lines available to be drawn by the Group Companies (but excluding committed revolving credit lines with less than six months to final maturity or the termination date) at all times to be equal to or greater than 5% of Total Debt; and (iii) Net Debt to Total Capitalization Ratio not to exceed 75%. (b) The Borrower's compliance with the Financial Covenants referred to in items (i) through (iii) of paragraph (a) above is to be tested on each Quarter Date and evidenced by delivery of the Compliance Certificate together with the Annual Financial Statements for the period ending on that Quarter Date. (c) If the Borrower fails (or would otherwise fail) to comply with any of the Financial Covenants, and the Borrower receives net cash proceeds from any person (other than a Group Company) in the form of new cash equity (a “Cure Amount”) no later than on the date of delivery of the Compliance Certificate for the relevant Quarter Date, then the relevant Financial Covenant shall be calculated, by increasing the Free Liquidity with an amount equal to the Cure Amount. ARTICLE VI NEGATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower, covenants and agrees with the Lenders that: Section 6.01 Indebtedness. The Borrower shall not, and shall procure that no other Group Company will, incur any additional Financial Indebtedness or maintain or prolong any

34 existing Financial Indebtedness. This Section 6.01 shall not prohibit any Group Company to incur, maintain or prolong any Permitted Financial Indebtedness. Section 6.02 Negative Pledge. The Borrower shall not, and shall procure that no other Group Company will, create or allow to subsist, retain, provide, prolong or renew any Security over any of its or their assets (whether present or future). This Section 6.02 does not apply to any Permitted Security. Section 6.03 Merger; Change of Business. The Borrower shall not, and shall procure that no other Group Company will, carry out: (a) any merger or other business combination or corporate reorganization involving the consolidation of assets and obligations of the Borrower or any other Group Company with any other person other than with a Group Company; or (b) any demerger or other corporate reorganization having the same or equivalent effect as a demerger involving the Borrower and any Group Company, if such merger, demerger, combination or reorganization would have a Material Adverse Effect. Section 6.04 Financial Support. The Borrower shall not, and shall procure that no other Group Company will, be a creditor in respect of any Financial Support to or for the benefit of any person not being a Group Company. This Section 6.04 does not apply to any Permitted Financial Support. Section 6.05 Dispositions. The Borrower shall not, and shall procure that no other Group Company will, sell, transfer or otherwise dispose of all or substantially all or a substantial part of its assets (including shares or other securities in any person) or operations (other than to a Group Company), unless such sale, transfer or disposal is carried out in the ordinary course of business and would not have a Material Adverse Effect. Section 6.06 Change in Nature of Business. The Borrower shall: (a) not cease to carry on the general nature or scope of its business; (b) ensure that no other Group Company shall cease to carry on the general nature or scope of its business, if such cessation would have a Material Adverse Effect; and (c) procure that no material change is made to the general nature or scope of the business of the Group from that carried on at the date of this Agreement. Section 6.07 Related Party Transactions. The Borrower shall, and shall procure that all other Group Companies will, conduct all business transactions with any related party which is not a Group Company at market terms and otherwise on an arm's length basis. Section 6.08 Distributions. The Borrower shall not, and shall ensure that no other Group Company will, make any Distribution other than Permitted Distributions.

35 Section 6.09 [Reserved]. Section 6.10 Subsidiary Distributions. The Borrower shall not permit any of its Subsidiaries to create or permit to exist any contractual obligation (or encumbrance) restricting the right of any Subsidiary to pay dividends or make other distributions to its shareholders, other than permitting to subsist such contractual obligation which is not reasonably likely to prevent the Borrower from complying with its payment obligations under this Agreement. ARTICLE VII EVENTS OF DEFAULT If any of the following events (“Events of Default”) shall occur: (a) Non-Payment. The Borrower fails to pay any amount payable by it under the Loan Documents when such amount is due for payment, unless: (i) its failure to pay is caused by administrative or technical error in payment systems and payment is made within 5 Business Days following the original due date; or (ii) in the discretion of the Administrative Agent, the Borrower has substantiated that it is likely that such payment will be made in full within 5 Business Days following the original due date. (b) Breach of Other Obligations. The Borrower does not comply with any provision of the Loan Documents other than set out under paragraph (a) above, unless such failure is capable of being remedied and is remedied within 20 Business Days after the earlier of the Borrower’s actual knowledge thereof or notice thereof is given to the Borrower by the Administrative Agent; (c) Misrepresentation. Any representation, warranty or statement (including statements in Compliance Certificates) made under or in connection with any Loan Documents is or proves to have been incorrect, inaccurate or misleading in any material respect when made or deemed to have been made, unless the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of the Administrative Agent giving notice to the Borrower or the Borrower becoming aware of such misrepresentation; (d) Cross Default. If for any Group Company: (i) any Financial Indebtedness is not paid when due nor within any applicable grace period; or (ii) any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or (iii) any commitment for any Financial Indebtedness is cancelled or suspended by a creditor as a result of an event of default (however

36 described), or (iv) any creditor becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described); provided, however, that the aggregate amount of such Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above exceeds a total of $25,000,000 (or the equivalent thereof in any other currency). (e) Insolvency and Insolvency Proceedings. That any Group Company: (i) is Insolvent; or (ii) is object of any corporate action or any legal proceedings is taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding- up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or (B) otherwise) other than a solvent liquidation or reorganization; or (C) a composition, compromise, assignment or arrangement with any creditor which may materially impair the Borrower’s ability to perform its obligations under this Agreement; or (D) the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or (E) enforcement of any Security over any of its or their assets having an aggregate value exceeding $25,000,000 (or the equivalent thereof in any other currency); or (F) for clauses (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company; however this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement. (f) Creditor’s Process. Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Group Company having an aggregate value exceeding $25,000,000 (or the equivalent thereof in any other currency) and is not discharged within 20 Business Days;

37 (g) Unlawfulness. It is or becomes unlawful for the Borrower to perform or comply with any of its obligations under the Loan Documents to the extent this may materially impair: (i) the ability of the Borrower to perform its obligations under this Agreement; or (ii) the ability of the Administrative Agent to exercise any material right or power vested to it under the Loan Documents. (h) Execution or Distress. (i) The Borrower fails to comply with or pay any sum due from it (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction equal to or greater than $25,000,000 (or the equivalent thereof in any other currency) in the aggregate, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired; or (ii) Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of Borrower equal to or greater than $25,000,000 (or the equivalent thereof in any other currency) in the aggregate, other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released; then, and in every such event (other than an event with respect to Borrower described in clause (e) of this Article), and solely in the express determination of the Lenders, at any time thereafter during the continuance of such event, the Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to Borrower described in clause (e) of this Article, the Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law. The Lenders shall apply the proceeds of any collection of money or property pursuant to this Article VII as follows:

38 FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Lenders in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lenders hereunder or under any other Loan Document on behalf of the Borrower and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all reasonable and documented fees payable to the Lenders pursuant to any Loan Document; SECOND, to payment of that portion of the Obligations constituting reasonable and documented fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable and documented attorneys’ fees and disbursements and amounts payable under Section 2.13 and 2.15 hereunder); THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans to the Lenders payable to it; FOURTH, to payment of all other Obligations then owing to the Lenders; and FIFTH, to the Borrower, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Lenders shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. ARTICLE VIII THE ADMINISTRATIVE AGENT On and after the Effective Date, each Lender hereby irrevocably designates and appoints Brookfield TK Loan 2 L.P. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes Brookfield TK Loan 2 L.P., in its capacity as Administrative Agent, to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Person serving as an Administrative Agent hereunder may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent hereunder and without any duty to account therefor to the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and the Administrative Agent’s duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the

39 Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents, provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Borrower, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) [reserved] or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall

40 not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the bad faith, negligence or misconduct of any other agent or any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents. Each Lender acknowledges that it has, independently and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Any Lender, by delivering its signature page to this Agreement and funding its Revolving Loans, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, such Lender. In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.15 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by the Administrative Agent to make

41 such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to it, to pay to the Lenders any amount due to it, in its capacity as a Lender under the Loan Documents (including under Section 9.03). The provisions of this Article are solely for the benefit of the Administrative Agent, and, except solely to the extent of Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, the Borrower shall not have any rights as a third party beneficiary of any such provisions. ARTICLE IX MISCELLANEOUS Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows: (i) if to Borrower, to it at: ALTERA SHUTTLE TANKERS L.L.C. Altera House, Arnhall Business Park, Unit 3 Prospect Park, , Prospect Road, Westhill, United Kingdom, AB32 6FJ Attention: President Email: mark.mitchell@alterainfra.com] with a copy to (which copy alone shall not constitute notice): paralegals@alterainfra.com and treasury@alterinfra.com (ii) if to the Administrative Agent, to: Brookfield TK LOAN 2 L.P. c/o Brookfield Capital Partners (Bermuda) Ltd. 73 Front Street, 5th Floor Hamilton HM 12, Bermuda Attention: Manager - Corporate Services Email: privateequity.approcessing@brookfield.com with a copy to (which copy alone shall not constitute notice): Email: Barbados.treasury@brookfield.com erica.albrecht@brookfield.com Luke.ricci@brookfield.com

42 Jennifer.mo@brookfield.com All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by email shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph. (b) Notices and other communications to the Administrative Agent or Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to the Administrative Agent if the Administrative Agent notified the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Lenders or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto. Section 9.02 Waivers; Amendments. (a) No failure or delay by the Lenders in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether the Lenders may have had notice or knowledge of such Default at the time.

43 (b) Except as provided in Sections 9.02(c) and 9.15, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lenders and the Borrower that are parties thereto, except where this Agreement specifies amendments only require the consent of the Administrative Agent. (c) Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. Section 9.03 Expenses; Indemnity; Damage Waiver. (a) Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Lender, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Lenders, and if deemed necessary by the Lenders, one local counsel in each applicable jurisdiction, in connection with the structuring, arrangement of the Facility provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lenders or the Lenders as a group, including the fees, charges and disbursements of one primary counsel, and if deemed necessary by the Lenders, one local counsel in each applicable jurisdiction for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made hereunder, including all such out-of- pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans. (b) Borrower shall indemnify the Lenders (and any subagent thereof), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of in connection with, or as a result of (i) the structuring and arrangement of the Facility provided for herein, the preparation, execution, enforcement, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Revolving Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this

44 Agreement, or any Affiliate thereof by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section shall, not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim). (c) To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Revolving Loan or the use of the proceeds thereof (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) No Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it) without the prior written consent of the Borrower and the other Lenders; provided, that the Borrower’s consent to such assignment shall not be required after the occurrence and during the continuance of an Event of Default; provided, further, that Brookfield may syndicate or assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at time owing to it) to an Affiliate without the prior consent of the Borrower or the other Lender. (i) Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the applicable Lender an Assignment and Assumption, together with a processing

45 and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from the applicable Lender or its Approved Funds to one or more other Approved Funds of such Lender. (ii) From and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15 and 9.03). (iii) Upon receipt by a Lender of an Assignment and Assumption executed by an assigning Lender and an assignee, and the processing and recordation fee referred to in this Section, such Lender shall accept such Assignment and Assumption; provided that such Lender shall not be required to accept such Assignment and Assumption or so record the information contained therein if such Lender reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that such Lender shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to such Lender that all written consents required by this Section with respect thereto (other than the consent of such Lender) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Lenders that such assignee is an Eligible Assignee. Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders, or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

46 Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any separate letter agreements with respect to fees payable to the Lenders) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lenders and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement. Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lenders to or for the credit or the account of the Borrower against any of and all the Obligations held by the Lenders, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lenders may have. Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. Notwithstanding the foregoing, (i) the interpretation of the definition of “Material Adverse Effect” and (ii) whether a Material Adverse Effect has occurred, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this

47 Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its properties in the courts of any jurisdiction. (c) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.12 Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory

48 authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Administrative Agent, to the extent permitted by law, agrees to inform you promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Borrower or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Subsidiaries or the Facility provided for herein (h) with the consent of the Borrower, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section; provided that, in the case of clause (c) above, the party disclosing such information shall provide to Borrower prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with Borrower in obtaining a protective order for, or other confidential treatment of, such disclosure. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or any Subsidiary or their businesses, other than any such information that is available to the Lenders, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Section 9.13 Violation of Law. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to Borrower in violation of applicable law. Section 9.14 USA Patriot Act Notice. The Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with such Act. Section 9.15 Judgment Currency. (a) If for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to

49 the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. [Signature pages follow]

Signature Page to Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. ALTERA SHUTTLE TANKERS L.L.C. By: Name: Mark Mitchell Title: President

Signature Page to Credit Agreement BROOKFIELD TK LOAN 2 LP, as Lender, By: BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD. its general partner By: Name: Title: James Bodi Director

Schedule 2.01(a) Commitments Lender Commitment Percentage Brookfield TK Loan 2 L.P. $70,000,000 100.0% TOTAL: $70,000,000 100%

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION Reference is made to the Credit Agreement dated as of February 23, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALTERA SHUTTLE TANKERS L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), BROOKFIELD TK LOAN 2 L.P., as a lender (the “Lender”) and BROOKFIELD TK LOAN 2 L.P.], as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. The Assignor hereby sells and assigns, without recourse, to the Assignee (identified below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Revolving Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Exhibit A hereto. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement. 2. Pursuant to Section 9.04(b) of the Credit Agreement, this Assignment and Assumption is being delivered to the applicable Lender together with, if required by Section 9.04(b)(i)(B) of the Credit Agreement, a processing and recordation fee of $3,500. 3. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law. Date of Assignment: Legal Name of Assignor (“Assignor”): Legal Name of Assignee (“Assignee”): Assignee’s Address for Notices: Effective Date of Assignment:

Facility/Commitment Principal Amount Assigned Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the Aggregate Commitments of all Lenders thereunder) Revolving Loans/ Commitments [Remainder of page intentionally left blank]

The terms set forth above are hereby agreed to: ___________________________, as Assignor by: Name: Title: ___________________________, as Assignor by: Name: Title: [Acknowledged]1 by: ___________________________, as Lender by: Name: Title: ___________________________, as Lender by: Name: Title: 1 Brookfield may assign its interest in the Revolving Facility or any portion thereof to an Affiliate without consent of the Borrower or other Lender.

EXHIBIT A REPRESENTATIONS AND WARRANTIES Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. By executing and delivering this Assignment and Assumption, the assigning Lender hereunder and the Assignee hereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: 1. Such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments hereof which have not become effective, are as set forth in such Assignment and Assumption. 2. Except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. 3. The Assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption. 4. The Assignee confirms that it has received a copy of the Credit Agreement together with copies of the most recent financial reports referred to in Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption. 5. The Assignee will independently and without reliance upon such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. 6. The Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXHIBIT B FORM OF BORROWING REQUEST Date:2 ____________, To: Brookfield TK LOAN 2 L.P., as Administrative Agent under that certain Credit Agreement dated as of February 23, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Shuttle Tankers L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK LOAN 2 L.P. as lender (the “Lender”), each other person from time to time party hereto as a lender (each, a Lender and collectively the “Lenders”) and Brookfield TK LOAN 2 L.P., as administrative agent for the Lender (the “Administrative Agent”). Ladies and Gentlemen: Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.03 of the Credit Agreement, of the borrowing specified below: 1. The aggregate amount of the proposed borrowing is: $._________. 2. The Business Day of the proposed borrowing is:___________________. 3. The Interest Period for the requested Revolving Loan is: [[1] [2] [3] [6] months LIBOR or through [_]3. 4. The location and number of the account to which the proceeds of such borrowing are to be disbursed is.__________________. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds thereof: (A) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (B) The conditions set forth in Article IV of the Credit Agreement have been satisfied as of the date hereof 2 The Borrower must notify the Administrative Agent by telephone or in writing not later than 12:00 noon, New York City time, at least three Business Days prior to the date of such borrowing (or such shorter period of time as may be agreed by the Administrative Agent). Each telephonic Borrowing Request will be irrevocable and must be confirmed promptly by hand delivery or electronic means of this form to the Administrative Agent. 3 Insert the last business day of the calendar month of borrowing.

58 (signature page follows)

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above. ALTERA SHUTTLE TANKERS L.L.C. By: Name: Title:

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE Date:__________ To: Brookfield TK LOAN 2 L.P., as Administrative Agent under that certain Credit Agreement dated as of February 23, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Shuttle Tankers L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK LOAN 2 L.P. as lender (the “Lender”), each other person from time to time party hereto as a lender (each, a Lender and collectively the “Lenders”) and Brookfield TK LOAN 2 L.P., as administrative agent for the Lender (the “Administrative Agent”). Dear Sirs, We refer to the Credit Agreement under which a Compliance Certificate shall be issued. Pursuant to Section 5.01 (Financial Reports) of the Credit Agreement, a Compliance Certificate shall be issued in connection with each delivery of Financial Reports to the Administrative Agent. This letter constitutes the Compliance Certificate for the period [●]. Capitalized terms used herein will have the same meaning as in the Credit Agreement. With reference to Section 5.01 (Financial Reports) we hereby certify that all information delivered under cover of this Compliance Certificate is true and accurate and there has been no material adverse change to the financial condition of the Borrower since the date of the last accounts or the last Compliance Certificate submitted to you. Copies of our latest consolidated [Annual Financial Statements] / [Interim Accounts] are enclosed. The Financial Covenants set out in Section 5.12 (Financial Covenants and Covenant Cure) are met, please see the calculations and figures in respect of the ratios attached hereto. We confirm that, to the best of our knowledge, no Event of Default has occurred or is likely to occur.

Yours faithfully, Altera Shuttle Tankers L.L.C. By:_________________________________________ Name: Title: Enclosure: Annual Financial Statements / Interim Accounts; [and any other written documentation]

EXHIBIT D FORM OF SOLVENCY CERTIFICATE [__________], 20[_] This Solvency Certificate is delivered pursuant to Section 4.02(d) of the Credit Agreement dated as of February 23, 2021 (the “Credit Agreement”), among Altera Shuttle Tankers L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK LOAN 2 L.P., as lender (the “Lender”), each other person from time to time party hereto as a lender (each, a Lender and collectively the “Lenders”) and Brookfield TK LOAN 2 L.P., as administrative agent for the Lender (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies, solely in his capacity as [insert officer title] of Altera Shuttle Tankers L.L.C. and not in his individual capacity, as follows: 1. I am the [insert officer title] of Altera Shuttle Tankers L.L.C. I am familiar with the Transactions and the finances of the Borrower, and have reviewed the Credit Agreement, financial reports referred to in Section 5.01 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate. 2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. 3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned Responsible Officer only in his capacity as [insert officer title] of the Borrower and not individually and the undersigned shall have no personal liability to the Lenders with respect thereto. (signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above. Altera Shuttle Tankers L.L.C. By: Name: Title:

EXHIBIT E FORM OF SECRETARY’S CERTIFICATE [__________], 20[__] The undersigned Responsible Officer of Altera Shuttle Tankers L.L.C. (the “Company”), hereby certifies as an officer of the Company and not in an individual capacity, in connection with that certain Credit Agreement, dated as of February 23, 2021 (the “Credit Agreement”), by and among the Company, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan 2 L.P. as a lender (the “Lender”) and Brookfield TK Loan 2 L.P., as administrative agent for the Lender (the “Administrative Agent”), that as of the date hereof 1. Attached hereto as Exhibit A is a true and correct copy of the certificate of formation or other equivalent organizational document, as applicable, of the Company (the “Certificate”), as in effect on the date hereof, certified by the Secretary of State (or other equivalent Governmental Authority) of the Company’s jurisdiction of organization as of a recent date, together with all amendments thereto adopted through the date hereof The Certificate remains in full force and effect as of the date hereof and has not been amended, modified or repealed, and no proceedings are pending for the amendment, modification or rescission thereof and no other document relating to or affecting such Certificate have been filed in the office of the Secretary of State (or other equivalent Governmental Authority) of the Company’s jurisdiction of organization since such certification date. 2. Attached hereto as Exhibit B is a true and correct copy of the agreement of limited liability company or other equivalent governing document, as applicable, of the Company (the “Corporate Governance Documents”), together with any amendments thereto adopted through the date hereof. The Corporate Governance Documents remain in full force and effect as of the date hereof and have not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are contemplated or pending. 3. Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the board of directors of Altera Shuttle Tankers L.L.C. (the “Authorizing Authority”), as of the date set forth therein, relating to the Company’s execution, delivery and performance of the Credit Agreement, the Loan Documents to which the Company is a party and the transactions and documents required or contemplated by the Credit Agreement and such resolutions (i) have not been modified, rescinded or amended, (ii) are in full force and effect in the form adopted by such Authorizing Authority and attached hereto, and (iii) constitute the only resolutions adopted by the Authorizing Authority directly related to such matters. 4. Attached hereto as Exhibit D are true, correct and complete copies of the certificates of good standing (or equivalent organizational document, as applicable) from the Company’s jurisdiction of organization certifying as to the Company’s good standing as of a recent date, which certificates have not been modified or rescinded, and are in full force and effect as of the certificate dates thereof 5. Attached hereto as Exhibit E are the names and the true signatures of the acting officers of the Company, as applicable, duly appointed or elected, and qualified and said officers are authorized by the Authorizing Authority to execute and deliver on behalf of the Company, the Loan Documents to which the Company is a party, and any other documents delivered in connection therewith on behalf of the Company and the signature of such officer where set forth hereon is the true and genuine signature of such officer. 6. There is no proceeding pending for the dissolution or liquidation of the Company. All capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. This certificate is provided by the undersigned in his/her capacity as an officer of the Company and not in his/her individual capacity. [The remainder of this page is intentionally left blank.]

Signature Page to Secretary’s Certificate IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. By: _________________________________ Name: Title:

Exhibit A Charter (please see attached)

Exhibit B Governing Agreement (please see attached)

Exhibit C Resolutions (please see attached)

Exhibit D Certificate of Good Standing (please see attached)

Exhibit E Incumbency (please see attached)

Officers of Altera Shuttle Tankers L.L.C. Name Title Signature Giles Mark Mitchell William James Delday President Secretary

EXHIBIT F FORM OF EFFECTIVE DATE CERTIFICATE Dated as of [__________], 20[__] Reference is made to the Credit Agreement dated as of February 23, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Shuttle Tankers L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK LOAN 2 L.P., as lender (the “Lender”), each other person from time to time party hereto as a lender (each, a Lender and collectively the “Lenders”) and Brookfield TK LOAN 2 L.P., as administrative agent for the Lender (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned [insert officer title] of the Borrower certifies to the Administrative Agent that: (1) pursuant to Section 4.02(i) of the Credit Agreement, as of the date hereof, no event has occurred or is continuing or will result from the consummation of the Credit Agreement that would constitute an Event of Default or a Default; and (2) pursuant to Section 4.02(b) of the Credit Agreement, the representations and warranties contained therein (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) and in the other Loan Documents are true and correct in all respects on the date hereof (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. Altera Shuttle Tankers L.L.C. By: Name: Title: